Exhibit 99.1

UBPS Changes Company Name to JetPay® Corporation

Changes Ticker Symbol to “JTPY” on NASDAQ

Berwyn, PA – August 1, 2013 – Universal Business Payment Solutions Acquisition Corporation (“UBPS” or the “Company”) (NASDAQ: Common Stock: "UBPS"), today announced that the Company will immediately change its name to JetPay Corporation. The Company received overwhelming approval of its stockholders at its Annual Meeting yesterday for the change. The newly titled JetPay Corporation also announced that effective August 12, 2013, the ticker symbol for its common stock on the NASDAQ Capital Market would change from “UBPS” to “JTPY” to reflect the new name.

Bipin C. Shah, Chairman and Chief Executive Officer of UBPS, explained: “UBPS acquired JetPay LLC – a highly successful debit and credit card processing company specializing in Internet and recurring payments – last December. JetPay has already established a reputation for delivering fast, secure, and safe payments to both large and small businesses. Now that we have also acquired AD Computer Corporation, one of the top payroll and payroll tax delivery services in the country, we wanted our companies to share a common name and vision.”

Beginning in August, AD Computer Corporation, the Company’s payroll and tax filing operation, will be known as JetPay Payroll Services. The JetPay name now describes a vertically integrated company that offers debit and credit card processing, payroll and payroll tax processing, pre-paid card processing and employee payments services. The JetPay solution provides one vendor for all front-end and back-end payment and payroll processing, along with a specific expertise in Internet and recurring payments, that gives businesses and their employee’s significant benefits to their bottom line.

At the annual meeting, the stockholders also approved the reelection of two directors, Richard Braddock and Frederick Hammer, to three-year terms; the adoption of the Company’s 2013 Stock Incentive Plan; the restatement of the Company’s Amended and Restated Certificate of Incorporation to effect the name change; the appointment of Marcum, L.L.P. as the Company’s registered public accounting firm for the fiscal year 2013; and the confirmation of a three-year review period for executive compensation. More information is available on the Company’s corporate web site, www.jetpaycorp.com.

Contact Information:

At the Company	-OR-	Media Inquiries

JetPay Corporation		Eric Van der Vlugt

Peter Davidson, Vice Chairman		215-564-1213, ext.12,

(484) 324 7982, peter.davidson@jetpaycorp.com		eric@articus.com

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UBPS Changes Name to JetPay Corporation

About JetPay Corporation

JetPay Corporation provides a one vendor solution for payment services and payroll and payroll tax processing needs of small businesses throughout the US. The company also offers low-cost payment choices for the employees of these businesses to replace costly alternatives. Our vertically aligned services provide convenience for our customers while increasing revenues by lowering their payments- related costs and by designing innovative, customized solutions for internet, mobile, and cloud-based recurring payments. Please visit www.jetpaycorp.com for more information.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. JetPay’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside JetPay’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, those described under the heading “Risk Factors” in the Company’s latest filed Annual Report on Form 10-K as amended, for the transition period ending December 31, 2012 and the Company’s Quarterly report on Form 10-Q for the quarter ended March 31, 2013.

JetPay cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in JetPay’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward- looking statements concerning JetPay or other matters and attributable to JetPay or any person acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. JetPay cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. JetPay does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

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